GRAPHIC PACKAGING INTERNATIONAL CORPORATION

                  GRAPHIC PACKAGING CORPORATION

                           $50,000,000
        10% Senior Subordinated Notes due August 15, 2008

                      _____________________


                         NOTE AGREEMENT

                      _____________________


                   Dated as of August 15, 2001





                        TABLE OF CONTENTS


                                                             Page

1.   THE NOTES                                                 1
     1a.  Authorization of Issue of Notes                      1
     1b.  Interest on the Notes                                1

2.   SALE AND PURCHASE OF NOTES                                1

3.   CLOSING                                                   1
     3a.  Closing; Closing Date                                1

4.   CONDITIONS PRECEDENT                                      2
     4a.  Representations and Warranties; Performance; No
          Default.                                             2
     4b.  Secretary's Certificate                              2
     4c.  Proceedings                                          2
     4d.  Approval                                             2
     4e.  Legal Opinion and Officer=s Certificate              2

5.   REDEMPTION OF THE NOTES                                   3
     5a.  Optional and Mandatory Redemption.                   3
     5b.  Notice of Redemption                                 3
     5c.  Surrender of Notes; Notations Thereon                3

6.   COVENANTS                                                 3
     6a.  Incorporation By Reference                           3
     6b.  Incurrence of Senior Indebtedness                    4
     6c.  Notice of Senior Indebtedness                        4
     6d.  Senior Credit Facility                               5

7.   SUBORDINATION                                             5
     7a.  Agreement That Notes Be Subordinate                  5
     7b.  Reliance by Senior Indebtedness on Subordination
          Provisions                                           5
     7c.  Payment Over of Proceeds Upon Dissolution, etc.      6
     7d.  No Payment When Senior Indebtedness in Default       7
     7e.  Payment Permitted If No Default                      9
     7f.  Subrogation to Rights of Holders of Senior
          Indebtedness					       9
     7g.  Provisions Solely to Define Relative Rights         10
     7h.  No Waiver of Subordination Provisions               10
     7i.  Reliance on Judicial Order of Certificate of
          Liquidating Agent                                   10
     7j.  Reinstatement                                       10
     7k.  No Claim                                            11
     7l.  Subordination Not Affected                          11

8.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS            11
     8a.  Incorporation by Reference                          11
     8b.  Additional Representations and Warranties           11

9.   REPRESENTATIONS AND COVENANTS OF THE PURCHASER.          12
     9a.  Compliance with Securities Laws                     12
     9b.  ERISA                                               13
     9c.  Restriction on Sale, Other Disposition              13
     9d.  Existence; No Violation                             13
     9e.  Legal Opinion                                       14

10.  DEFAULT                                                  14
     10a. Events of Default; Acceleration                     14
     10b. Other Remedies                                      15
     10c. Amendment                                           16

11.  DEFINITIONS                                              16

12.  MISCELLANEOUS                                            18
     12a. Payments                                            18
     12b. Consent to Amendments                               18
     12c. Registration, Transfer and Exchange of Notes        19
     12d. Lost, Etc., Notes                                   19
     12e. Entire Agreement.                                   20
     12f. Disclosure to Other Persons                         20
     12g. Successors and Assigns                              20
     12h. Notices                                             20
     12i. Descriptive Headings                                21
     12j. Governing Law                                       21
     12k. Counterparts                                        21
     12l. Satisfaction Requirement                            21
     12m. Severability                                        21
     12n. Conflict Between Agreements; Compliance             21
     12o. Agent for Holders                                   22
     12p. Joint and Several Liability                         22
     12q. Survival                                            22
     12r.  Payment of Holders Costs and Expenses              22

EXHIBIT A [FORM OF NOTE]                                     A-1



           Graphic Packaging International Corporation
                  Graphic Packaging Corporation
                    4455 Table Mountain Drive
                        Golden, CO 80403

        10% Senior Subordinated Notes due August 15, 2008

                      As of August 15, 2001

To Golden Heritage LLC

Ladies and Gentlemen:

     Each of GRAPHIC PACKAGING INTERNATIONAL CORPORATION, a Colorado corporation ("GPK"), and GRAPHIC PACKAGING CORPORATION, a Delaware corporation ("GPC" and together with GPK, "Seller" or "Sellers"), jointly and severally hereby agrees with you as follows:

     1.   THE NOTES.

     1a. Authorization of Issue of Notes. The Sellers have duly authorized an issue of $50,000,000 aggregate principal amount of subordinated notes (the "Notes"), each in the form of Exhibit A (including without limitation the restrictive legend set forth on such Exhibit A). Each such Note shall bear interest and be payable as provided herein and therein. As used herein, the term "Notes" shall include all notes originally issued pursuant to this Agreement and all notes delivered in substitution or exchange for any of such notes pursuant to this Agreement and, where applicable, shall include the singular number as well as the plural. The term "Note" means one of the Notes.

     1b. Interest on the Notes. Each Note shall bear interest at a rate of ten percent (10%) per annum (the "Applicable Interest Rate"); provided that upon the occurrence of an Event of Default, interest on the principal outstanding under each Note shall accrue at a rate equal to the Applicable Interest Rate plus two percent (2%) per annum (the "Default Rate"). Interest on each Note shall be payable as set forth in such Note.

     2. SALE AND PURCHASE OF NOTES. Upon the terms and subject to the conditions herein set forth, the Sellers will issue and sell to the Initial Purchaser, and the Initial Purchaser will purchase from the Sellers, Notes in the aggregate principal amount of $50,000,000, at a purchase price of 100% of such principal amount.

     3.   CLOSING.

     3a. Closing; Closing Date. The closing of the sale of Notes to you shall take place at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, CO 80203 at
9:00 a.m. Denver time on August 15, 2001 or such other date as shall be mutually agreeable to you and the Sellers. The date of the closing is hereinafter referred to as the "Closing Date." At the closing, the Sellers will deliver to you one or more Notes to be purchased by you, registered in your name or in the name of your nominee, in any denominations (multiples of $10,000,000) and in the aggregate principal amount of $50,000,000, all as you may specify by timely notice to the Sellers (or in the absence of such notice, one Note registered in your name), duly executed and dated the Closing Date, against payment of the purchase price therefor with funds immediately available to GPK at its account no. 8730082114 at Wachovia Bank of North Carolina, ABA No. 053100494. If at the closing the Sellers shall fail to tender to you any of the Notes to be purchased by you as provided above in this Section, or any of the conditions specified in Section 4 shall not have been satisfied or waived by you by the tenth Business Day after the date intended for the closing to occur, you shall, at your election, be relieved of all further obligations under this Agreement.

     4. CONDITIONS PRECEDENT. Your obligation to purchase and pay for the Notes at the closing hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions:

     4a. Representations and Warranties; Performance; No Default. The representations and warranties of each Seller in
Section 8 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date; each Seller shall have performed and complied with all agreements and conditions required to be performed by it under this Agreement on or prior to the Closing Date; and on the Closing Date, before and after giving effect to the issue and sale of the Notes and the application of the proceeds thereof, no Default or Event of Default shall exist.

     4b. Secretary's Certificate. Execution and delivery of a certificate by the secretary of each of the Sellers (i) certifying with respect to each respective Seller true and complete copies of such Seller=s articles of incorporation or certificate of incorporation, as the case may be, and bylaws,
(ii) certifying and attaching all requisite resolutions of such Seller's board of directors approving the execution and delivery of this Agreement and the Notes, (iii) certifying to the incumbency of the officers of such Seller executing this Agreement and the Notes, and (iv) attaching true and complete copies of good standing certificates from the Secretary of State of Colorado (in the case of GPK) and Delaware (in the case of GPC).

     4c.  Proceedings.  All necessary corporate proceedings to be
taken   by  the  Sellers  in  connection  with  the  transactions
contemplated hereby shall have been taken by the Sellers.

     4d. Approval. In accordance with the terms and conditions of Section 9.27 and Section 9.33 of the Senior Credit Agreement, the Administrative Agent and Reviewing Lenders (as such terms are defined in the Senior Credit Agreement) shall have approved of the Sellers' issuance of the Notes on the terms and conditions contained herein.

     4e. Legal Opinion and Officer=s Certificate. (i) Delivery of a legal opinion by the General Counsel of GPIC covering: (a) existence and good standing of Sellers and (b) due authorization, execution and delivery by Sellers of this Agreement and the Notes and (ii) a certificate by an officer of the Sellers stating that the execution, delivery and performance by Sellers of this Agreement and the Notes do not conflict with or create a Default under the Senior Credit Agreement.

     5. REDEMPTION OF THE NOTES. The Notes may not be paid or redeemed prior to their final maturity except as hereinafter provided.

     5a. Optional and Mandatory Redemption. To the extent permitted by the Senior Indebtedness, upon notice given as provided in Section 5b, either Seller, at its option, may redeem the Notes in whole (or from time to time in part in integral multiples of $500,000), in each case at the principal amount of the Notes so to be redeemed, without penalty, together with interest accrued thereon to the date fixed for such redemption plus an Optional Redemption Premium. During the period ending one year after the Closing Date, the Optional Redemption Premium shall be 3.0% of the principal amount of the Notes so redeemed. During the period beginning one year after and ending two years after the Closing Date, the Optional Redemption Premium shall be 1.5% of the principal amount of the Notes so redeemed. During the period beginning two years after the Closing Date and thereafter, there shall be no Optional Redemption Premium. Notwithstanding the foregoing, it is understood that, to the extent permitted by the Senior Indebtedness, the Sellers may, but need not, redeem, at par plus accumulated and unpaid interest and without premium or penalty, Notes in an amount up to 50% of the original principal amount of all Notes issued on the Closing Date from net proceeds of one or more public offerings of common stock of GPK issued during the period when any Notes are outstanding.

     5b. Notice of Redemption. The Sellers shall give written notice of each redemption of Notes pursuant to Section 5a to each holder of such Notes, which notice shall be given not less than 5 days prior to the date fixed for such redemption and shall specify the amount so to be redeemed and the date fixed for such redemption. Notice of redemption having been so given, the aggregate principal amount of the Notes so to be redeemed as specified in such notice, together with interest accrued thereon to such date fixed for redemption together with any premium payable in connection therewith, shall become due and payable on the specified redemption date.

     5c. Surrender of Notes; Notations Thereon. Subject to the provisions of Section 12a, as a condition of redemption of all or any part of the principal of and interest on any Note, the Sellers may require the holder to present such Note for notation of such redemption and, if such Note is paid in full, require the surrender thereof.

     6.   COVENANTS.

     6a.  Incorporation By Reference.  The covenants set forth in
Section 9 of the Senior Credit Agreement (other than Sections 9.6 (except 9.6(a), 9.16, 9.22, 9.27, 9.28, 9.29, 9.30, 9.31, 9.32
and 9.33), as such covenants may be waived, modified or amended from time to time by the "Lenders" thereunder in accordance with the terms thereof, shall be and hereby are incorporated by reference into this Agreement (with such necessary conforming changes consistent with this Agreement), and the Sellers hereby covenant and agree to perform, observe and comply with such covenants as if they were fully set forth herein; provided that
(i) references in the Senior Credit Agreement to the "Administrative Agent" and the "Lenders" shall be deemed to mean the Noteholder Representative hereunder and the holders of Notes, respectively, (ii) references in the Senior Credit Agreement to agreements between or among the "Borrowers," the "Companies" and the "Lenders" shall mean the corresponding agreements, if any, between the Sellers and the holders of Notes, (iii) references in the Senior Credit Agreement to "Borrowers" or "Companies" shall be references to Sellers, (iv) references in the Senior Credit Agreement to "Loan Documents" shall be references to this Agreement, the Notes and all documents, certificates and instruments delivered in connection herewith and (v) references in the Senior Credit Agreement to "Borrowings" shall be references to the amount outstanding under the Notes. If the Sellers' obligations under the Senior Credit Agreement terminate prior to the date all Notes are paid in full, the Noteholder Representative shall propose, for substitution herein, commercially reasonable covenants consistent with covenants customary for transactions of this nature but in no event less favorable to Sellers than the covenants in any senior credit agreement then in existence to which either Seller is a party, and if Sellers shall agree (such agreement not to be unreasonably withheld), then the parties shall amend this Agreement accordingly. If Sellers and Noteholder Representatives shall not agree as to such substituted provisions, the covenants in this
Section 6a shall remain unchanged. Notwithstanding the foregoing, (a) all obligations of the Sellers to provide the holders of the Notes with notices, information or other periodic documentation pursuant to this Section 6 (by virtue of the incorporation of the covenants from Section 9 of the Senior Credit Agreement) shall be satisfied if the Sellers provide the holders of the Notes with copies of such notices, information, certificates, reports or other periodic reports, certificates and other documentation or items furnished or provided to the Administrative Agent or the Lenders under the Senior Credit Agreement at the same time as so furnished or provided or promptly thereafter, (b) Sellers shall, promptly after any waiver, modification or amendment of any covenant set forth in
Section 9 of the Senior Credit Agreement (as incorporated herein) or any Default set forth in Section 10 of the Senior Credit Agreement (as incorporated herein), provide the holders of the Notes with notice of any such waiver, modification or amendment and (c) Sellers shall, promptly (but not less than 10 Business
Days) after either Seller knows or has reason to know of any Default under the Senior Credit Agreement, provide the holders of the Notes with notice of any such Default.

     6b. Incurrence of Senior Indebtedness. Notwithstanding the provisions of Section 6a, (i) Sellers may incur and allow to exist indebtedness not otherwise permitted hereunder that is senior in right of payment to the Notes up to an amount not to exceed at any time (x) $710,000,000 minus (y) the sum of (a) the total unused commitment at such time plus the total outstanding indebtedness at such time under the Senior Credit Agreement, plus
(b) the total unused commitment at such time plus the total outstanding indebtedness at such time under any other Senior Indebtedness previously incurred pursuant to this Section 6b(i), and (ii) Sellers may incur and allow to exist indebtedness not otherwise permitted hereunder (including without limitation
Section 6b(i)) that is senior in right of payment to the Notes so long as, after giving effect to the incurrence thereof, the Leverage Ratio (as defined in the Senior Credit Agreement) is not greater than 5.0 to 1.0.

     6c. Notice of Senior Indebtedness. Promptly upon the incurrence by the Sellers of any Senior Indebtedness pursuant to
Section 6b(ii), the Sellers shall provide the holders of the Notes with written notice of the incurrence of such Senior
Indebtedness,  which  notice shall include  (x)  a  copy  of  the executed agreement or other instrument (with all exhibits and schedules ) pursuant to which such Indebtedness was incurred, (y) a certificate of a senior officer of either Seller confirming that such Indebtedness was incurred within all applicable provisions of this Agreement, and (z) a list of the names and addresses of all holders of such Indebtedness.

     6d. Senior Credit Facility. Notwithstanding anything in this Agreement to the contrary (including, without limitation, the covenants in this Section 6), this Agreement expressly permits the following: (i) the Senior Indebtedness, now existing or hereafter arising (to the extent increases thereof are incurred in accordance with the terms of this Agreement) under the Senior Credit Agreement, Financial Hedges (as defined in the Senior Credit Agreement), and the related loan, guaranty, and collateral documents (collectively, as amended, modified, restated, or refinanced from time to time, the "Senior Loan Documents"), (ii) guaranties by Sellers and Subsidiaries of Sellers guaranteeing indebtedness arising under the Senior Loan Documents, (iii) liens securing indebtedness outstanding and arising under the Senior Loan Documents and liens securing any other Senior Indebtedness outstanding and arising pursuant to
Section 6b(i), and (iv) restrictions on Subsidiaries of Sellers, now existing or hereafter arising, under the Senior Loan
Documents; it being expressly agreed that for purposes of determining permitted Senior Indebtedness under Section 6b or otherwise under this Agreement, (a) borrowings, repayments, prepayments and reborrowings under any revolving facilities or lines of credit under the Senior Loan Documents are permitted without further compliance with any debt incurrence limitations hereunder to the extent that the commitments to extend such revolving loans or lines of credit (whether used or unused) were in effect under the Senior Loan Documents on the Closing Date of this Agreement (without giving effect to any repayments or reductions made on such date) and (b) any increases in any revolver commitments or lines of credit under the Senior Loan Documents or any additional revolver facilities, lines of credit, or multiple advance term facilities must comply with the debt incurrence requirements of this Agreement at the time the commitments to increase or advance such facilities are made, not at the time of each borrowing, repayment, or reborrowings thereunder.

     7.   SUBORDINATION.

     7a. Agreement That Notes Be Subordinate. Each Seller covenants and agrees, and the Initial Purchaser and each other holder of Notes issued hereunder by the acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 7; and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. All Notes shall, for all purposes and in all respects without limitation, including those hereinafter in this
Section 7 set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other property acceptable to the holders of the Senior Indebtedness (or to have such payment duly provided for in a manner satisfactory to the holders of the Senior Indebtedness ("money's worth")) on all Senior Indebtedness, as more fully set forth in this Section 7.

     7b. Reliance by Senior Indebtedness on Subordination Provisions. Each holder of any Note by the acceptance thereof acknowledges and agrees that the subordination provisions set forth in this Section 7 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness and shall be deemed a third party beneficiary hereof.

     7c.  Payment Over of Proceeds Upon Dissolution, etc.

          (i) In the event of any Proceeding (as defined below), the holders of Senior Indebtedness shall be entitled to receive or retain payment in full in cash or moneys worth of all amounts due or to become due on or in respect of all Senior Indebtedness (including any interest on or after the filing of any Proceeding relating to any Seller, whether or not allowed in such Proceeding), before the holders of the Notes are entitled to receive any Note Payments (as defined below), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Note Payment which may be payable or deliverable in respect of the Notes in any such Proceeding. The holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the holders of any Notes if they or any of them do not file, and there is not otherwise filed on behalf of such holders, a proper claim or proof of claim in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims. For purposes hereof: "Proceeding" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to either Seller or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of either Seller, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of either Seller.

          (ii) In the event that, notwithstanding the foregoing provisions of this Section 7c, the holder of any Note shall have received any Note Payment in violation of this Section 7c, then and in such event such Note Payment shall be paid over or delivered forthwith to the Administrative Agent under the Senior Credit Agreement (or if no indebtedness, commitments, or letters of credit are outstanding under the Senior Credit Agreement, the holders of the Senior Indebtedness) for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          (iii) For purposes of this Section 7, the term "Note Payment" means, with respect to any holder of any Note, any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or otherwise under this Agreement, including, without limitation, payment of principal, premium, interest, or liquidated damages, if any, on the Notes, any depositing of funds with any holder or the Noteholder Representative (including, without limitation, a deposit in respect of defeasance or redemption), any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under the Agreement, any interest accruing on or after the filing of any Proceeding relating to any Seller (whether or not allowed in such Proceeding), any Note, or relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability); provided that, the term "Note Payment," as used in this Section 7 shall not be deemed to include  a  payment  or distribution of stock  or  securities  of either Seller provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities (x) are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 7 and (y) have been approved by the
Administrative Agent and the Reviewing Lenders (defined in the Senior Credit Agreement) (including by acceptance or approval of such plan of reorganization or otherwise). The consolidation of either Seller with, or the merger of either Seller into, another Person or the liquidation or dissolution of either Seller following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions permitted by the Senior Credit Agreement shall not be deemed a Proceeding for the purposes of this Section 7c if the Person formed by such consolidation or into which such Seller is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, complies with the conditions set forth in the Senior Credit Agreement.

     7d.  No Payment When Senior Indebtedness in Default.

          (i) In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Note Payment shall be made, and the holders of the Notes shall not be permitted to enforce any of their rights or remedies set forth in Sections 10a(ii) or 10b(i) with respect to any Event of Default hereunder (except that interest on the Notes may accrue at the Default Rate during the existence of any such Event of Default), unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or moneys worth. "Senior Payment Default" means (a) any default in the payment of principal of (or premiums, if any), interest on, or material fees or other amounts owing in connection with any Senior Indebtedness when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise or (b) any default under any financial covenant set forth in Section
9.30 of the Senior Credit Agreement.

          (ii) Upon the occurrence and during the continuance of a Senior Nonmonetary Default (as defined below), no Note Payment shall be made, and the holders of the Notes shall not be permitted to enforce any of their rights or remedies set forth in Sections 10a(ii) or 10b(i) with respect to any Event of Default hereunder (except that interest on the Notes may accrue at the Default Rate during the existence of any such Event of Default) during a period (the "Blockage Period" commencing on the date such Senior Nonmonetary Default occurred and ending on the date that such Senior Nonmonetary Default shall have been waived, cured, or otherwise ceases to exist or until the Senior Indebtedness that is the subject of such Blockage Period has been paid in full in cash or moneys worth; provided that, notwithstanding the continued existence of a Blockage Period, but only for so long as no Senior Payment Default then exists or arises:

               (x) any interest payments which were due and payable under the Notes during the Blockage Period and which remain unpaid on the 180th day of the Blockage Period or on any 180th-day anniversary thereof (each such date being a "Payment Determination Date") may be paid on or after any such Payment Determination Date but only in an amount equal to the interest payments due  and  payable under the Notes during  the  Blockage
          Period    which   remain   unpaid   on   such   Payment
          Determination Date; provided further that, if more than one Blockage Period concurrently exists under this
          Section 7d(ii), then the Payment Determination Dates shall be calculated for purposes of this Section 7d(ii)(x) from the commencement date of the earliest-to-occur of the Blockage Periods, regardless of whether such Blockage Period remains in effect on such Payment Determination Date; and

               (y) to the extent the interest payments permitted to be paid pursuant to clause (x) hereof are not so paid and after providing 5 Business Days= advance written notice to Administrative Agent under the Senior Credit Agreement (or if no indebtedness, commitments, or letters of credit are outstanding under the Senior Credit Agreement, the holders of the Senior Indebtedness) of the intention to exercise such rights and remedies, the holders of the Notes may exercise their rights and remedies in accordance with the requirements of Section 10b(i) solely with respect to the collection of such unpaid interest payments on the Notes allowed to be paid pursuant to clause (x) preceding.

"Senior Nonmonetary Default" means the existence and continuance of an event of default, with respect to any Senior Indebtedness, other than a Senior Payment Default, that permits the holders of the such Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

          (iii) The payment blockages and stays of rights and remedies provided for in Sections 7d(i) and 7(d)(ii) shall be effected automatically upon the occurrence of a Senior Payment Default or a Senior Nonmonetary Default, as the case may be, without the requirement of any further action or notices by the holders of the Senior Indebtedness.

          (iv) Upon termination of any Blockage Period the Sellers shall resume making any and all required payments in respect of the Notes, including any missed payments together with interest thereon.

          (v) In the event that, notwithstanding the foregoing, any holder of any Notes shall receive any Note Payment prohibited by the foregoing provision of this Section 7d, then in such event such Note Payment shall be paid over and delivered forthwith to the Administrative Agent under the Senior Credit Agreement (or if no indebtedness, commitments, or letters of credit are outstanding under the Senior Credit Agreement, the holders of the Senior Indebtedness) in the same form received and, until so turned over, the same shall be held in trust by such holder of Notes as the property of the holders of the Senior Indebtedness.

          (vi) It is understood that, by reason of the subordination set forth in this Section 7, in the event of insolvency by either Seller, unsubordinated creditors of either Seller who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of Senior Indebtedness and more, ratably, than the holders of the Notes.

          The provisions of this Section 7d shall not apply to any Note Payment with respect to which Section 7c would be applicable.

     7e. Payment Permitted If No Default. Nothing contained in this Section 7 or elsewhere in this Agreement or in any of the Notes shall prevent or shall be construed to prohibit or prevent the Sellers, at any time except during the pendency of any Proceeding referred to in Section 7c or under the conditions described in Section 7d, this Section 7e, or Section 10(a)(ii), from making Note Payments when due, whether on the scheduled payment date, by acceleration or otherwise, provided that the Sellers shall not make any voluntary prepayment on, or voluntarily redeem, the Notes nor voluntarily advance the scheduled maturity date or any interest payment date of the Notes, increase the interest rate, amend the covenants or representations to make such provisions more restrictive, nor amend the subordination provisions hereof, except (a) to the extent permitted under the Senior Credit Agreement and other Senior Indebtedness, or (b) with the prior written consent of the Administrative Agent and the Reviewing Lenders under the Senior
Credit Agreement (as defined therein) as long as the Senior Credit Agreement is in effect. Except with respect to any Event of Default relating to the events described in Sections 10.3(c) or 10.3(d) of the Senior Credit Agreement (or any comparable events described in any other senior credit agreement to which either Seller is a party), the holders shall give a written notice to the Administrative Agent under the Senior Credit Agreement (or if no indebtedness, commitments, or letters of credit are outstanding under the Senior Credit Agreement, the holders of the Senior Indebtedness) of any declaration of acceleration of the Notes at least five Business Days in advance of the effectiveness of such declaration of acceleration; provided, however, that all Senior Indebtedness then due or thereafter declared to be due shall first be paid in full before the holders of the Notes are entitled to receive any payment from either Seller of principal of, or interest on, the Notes, it being understood that payments made to the holders at a time when no Senior Indebtedness is due and payable shall not be deemed a violation of this proviso.

     7f. Subrogation to Rights of Holders of Senior Indebtedness. After the Senior Indebtedness has been paid in full, and prior to the Notes being paid in full, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property, securities, assets and other collateral applicable to such Senior Indebtedness (to the extent that payments and distributions otherwise payable to the holders have been applied to payment of the Senior Indebtedness). For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this Section 7, and no payments pursuant to the provisions of this Section 7 to the holders of Senior Indebtedness by holders of the Notes, shall, as among the Sellers, their creditors (other than holders of Senior Indebtedness) and the holders of the Notes, be deemed to be a payment or distribution by the Sellers to or on account of the Senior Indebtedness of the Sellers. For the purposes of this
Section 7, all obligations and indebtedness now or hereafter existing under any Senior Indebtedness (including, without limitation, the Senior Credit Agreement, any Financial Hedge (as defined in the Senior Credit Agreement), or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or money's worth and all commitments or obligations thereunder and all letters of credit issued thereunder have expired and all Financial Hedges have terminated.

     7g. Provisions Solely to Define Relative Rights. The provisions of this Section 7 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 7 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Sellers, their creditors (other than holders of Senior Indebtedness) and the holders of the Notes, the obligation of the Sellers to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Sellers of the holders of the Notes and creditors of the Sellers (other than the holders of Senior Indebtedness); or (c) prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 7 of the holders of Senior Indebtedness to receive cash, property, securities, assets and other collateral otherwise payable or deliverable to such holder of such Note.

     7h. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Sellers or by any act or failure to act, in food faith, by any such holder, or by any noncompliance by the Sellers with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     7i. Reliance on Judicial Order of Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of either Seller referred to in this Section 7, the holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of Notes (so long as the existence of the subordination provisions of Section 7 have been brought to the attention of such court, trustee, receiver, liquidating trustee, custodian, assignee, agent, or other Person), for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Sellers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

     7j. Reinstatement. The provisions of this Section 7 shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of either Seller or otherwise, all as though such payment had not been made.

     7k.   No Claim.  No holder of any Note shall have any  claim
to any property or assets of any Seller or any of its or their Subsidiaries unless and until the Senior Indebtedness shall have been paid and/or satisfied in full.

     7l. Subordination Not Affected. Subject to the other provisions of this Agreement, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Noteholder Representative or the holders (except as may be required by law), without incurring responsibility to the holders, and without impairing or releasing the subordination provided in Section 7, or the obligations hereunder of the holders to the holders of the Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Indebtedness; (c) release any person liable in any manner for the collection of the Senior Indebtedness; and (d) exercise or refrain from exercising any rights against either Seller or any other Person.

     8.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

     8a. Incorporation by Reference. The representations and warranties set forth in Section 8 of the Senior Credit Agreement (other than Sections 8.21, 8.22 or 8.25), as such representations and warranties may be waived, modified or amended by the "Lenders" thereunder from time to time in accordance with the terms thereof, shall be and hereby are incorporated by reference into this Agreement (with such necessary conforming changes consistent with this Agreement) and are hereby made to and in favor of the Initial Purchaser as of the date hereof as if set forth herein and such representations and warranties shall be true and correct on the Closing Date; provided that
(i) references in the Senior Credit Agreement to the "Administrative Agent" and the "Lenders" shall be deemed to mean the Noteholder Representative hereunder and the holders of Notes, respectively, (ii) references in the Senior Credit Agreement to agreements between or among the "Borrowers," the "Companies" and the "Lenders" shall mean the corresponding agreements, if any, between the Sellers and the holders of Notes, (iii) references in the Senior Credit Agreement to "Borrowers" or "Companies" shall be references to Sellers, (iv) references in the Senior Credit Agreement to "Loan Documents" shall be references to this Agreement, the Notes and all documents, certificates and instruments delivered in connection herewith and (v) references in the Senior Credit Agreement to "Borrowings" shall be references to the amount outstanding under the Notes.

     8b. Additional Representations and Warranties. Each Seller also represents and warrants as of the date hereof and as of the Closing Date that (i) neither such Seller nor any agent acting on its behalf has offered the Notes or any similar securities of such Seller for sale to, or solicited any offers to buy the Notes or any similar securities of such Seller from, or otherwise approached or negotiated with respect thereof with, any Person other than you, in each case in violation of the Securities Act, and such Seller has offered the Notes to you for purposes of investment and not for distribution; (ii) neither such Seller nor any agent acting on its behalf has offered or will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act; and (iii) it will use the proceeds of the sale of the Notes for general corporate purposes, including without limitation making payments under the Senior Indebtedness.

     9.   REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

     9a.  Compliance with Securities Laws.

          (i) You understand that the Notes have not been registered under the Securities Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Securities Act or other exemptions thereunder. You understand that neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or passed upon or endorsed the merits of the investment or reviewed or confirmed the accuracy or determined the adequacy of any information furnished to you by the Sellers.

          (ii) You understand that the Notes are and will be "restricted securities," as defined in Rule 144 promulgated under the Securities Act. The Notes may not be sold or otherwise transferred unless, in addition to complying with any restrictions on transfer set forth in this Agreement, they have been first registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer. You understand that the Sellers are under no obligation to register the Notes or to comply with any exemption in connection with your sale, transfer or other disposition under applicable rules and regulations.

          (iii) You are acquiring the Notes solely for your own account, for investment purposes only, and not with a view towards the resale or distribution thereof.

          (iv) You are an entity all equity owners of which are "accredited investors" as such term is defined in Regulation D of the Rules and Regulations promulgated under the Securities Act.

          (v) The Sellers have made all information, including documents, books and other records, requested by you or your advisors available to you and you have received sufficient information to enable you to evaluate the merits and risks of your investment. You have had a reasonable opportunity to ask questions of and receive answers from the Sellers concerning the Sellers, and all such questions, if any, have been answered to your satisfaction and you have had the opportunity to receive all other relevant documents concerning the Sellers. You have such knowledge and expertise in financial and business matters that you are capable of evaluating the merits and risks involved in an investment in the Notes and you acknowledge that an investment in the Notes entails a number of very significant risks.

          (vi) Except as set forth in this Agreement, no representations or warranties have been made to you by the Sellers or any agent, employee or affiliate of the Sellers and in entering into this transaction, you are not relying upon any information, other than the results of your independent investigation.

          (vii) You understand that the Notes are being offered and sold expressly conditioned upon the satisfaction of specific exemptions from the registration requirements of federal and state securities laws and that the Sellers are relying upon the truth and accuracy of your representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and your suitability to acquire the Notes. You agree to indemnify and hold harmless the Sellers, its shareholders, officers, agents and employees from and against any claim, demand, loss, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred as a result of any misrepresentation or breach of any agreement, representation, warranty or covenant made by you herein or in any other documents furnished by you to any of such persons in connection with this transaction.

     9b.   ERISA.   You  represent that your  purchase  of  Notes
hereunder is not being made for or on behalf of any pension or welfare plan, as defined in Section 3 of ERISA.

     9c. Restriction on Sale, Other Disposition. You agree that, without the prior consent of the Sellers, you will not, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of (a "Transfer") any Notes or any interest therein; provided that upon prior written notice to Sellers you or any Permitted Transferee may transfer Notes to any Member Trust without Sellers= consent (any such transferee with respect to any such Transfer so consented to by the Sellers and any such Member Trust, a "Permitted Transferee"). Without limiting the foregoing, any Permitted Transferee shall, by a written agreement reasonably satisfactory to the Sellers, expressly assume your obligations, duties and covenants under this Agreement as to the Notes so Transferred and make representations to the Sellers to the same or similar effect as is contained in Sections 9a and 9b or, in the case of Section 9b, to provide other information reasonably satisfactory to the Sellers to enable the Sellers to determine that the Transfer of such Note to such Transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA. Each Person that becomes a holder of any Note shall be deemed to have agreed to comply with this Section 9c.

     9d.  Existence; No Violation. You represent that:

          (i) You are a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Colorado, you have full power and authority to execute and deliver this Agreement and to perform your obligations hereunder; and this agreement has been duly authorized by all requisite limited liability company action on your part and is a legally binding obligation enforceable against you in accordance with its terms and no authorization, approval, consent or license of any court or governmental regulatory body or authority is required on your part or on your behalf for the valid purchase of the Notes.

          (ii) The consummation of the transactions contemplated herein and compliance with the terms hereof and the ownership of the Notes do not and will not conflict with, or result in a breach of any of the terms or provisions of or default under, your articles of organization or your limited liability company or operating agreement, any material agreement, indenture or other instrument to which you are a party or by which you are bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over you or any of your properties.

          (iii) Neither you nor any of your Subsidiaries, nor any Person controlling any of you or any of your Subsidiaries,
(i) is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) is required to register under the provisions thereof.

     9e. Legal Opinion. On or prior to the Closing Date, you shall deliver a legal opinion of Davis Graham & Stubbs LLP covering: (a) existence and good standing of Initial Purchaser and (ii) due authorization, execution and delivery by Initial Purchaser of this Agreement.

     10.  DEFAULT.

     10a. Events of Default; Acceleration.  (i) The "Defaults" in
Section 10 of the Senior Credit Agreement (other than Sections 10.7, 10.8(a), 10.12 and 10.13), as such Defaults may be waived, modified or amended by the "Lenders" thereunder from time to time in accordance with the terms of thereof, shall be and hereby are incorporated by reference into this Agreement (with such necessary conforming changes consistent with this Agreement) as if set forth herein; provided that (i) references in the Senior Credit Agreement to the "Administrative Agent" and the "Lenders" shall be deemed to mean the Noteholder Representative hereunder and the holders of Notes, respectively, (ii) references in the Senior Credit Agreement to agreements between or among the "Borrowers," the "Companies" and the "Lenders" shall mean the corresponding agreements, if any, between the Sellers and the holders of Notes, and (iii) references in the Senior Credit Agreement to "Borrowers" or "Companies" shall be references to Sellers. The term "Event of Default", wherever used herein with respect to Notes, means any such condition, event or effect as described in the immediately preceding sentence. Notwithstanding the above, it shall not be an Event of Default hereunder upon the occurrence of a "Default" under any Senior Indebtedness unless the Required Lenders (as defined in the Senior Credit Agreement) shall have taken action specified in Section 11.1(b)(i) of the Senior Credit Agreement or any lender takes any comparable action under any other senior credit agreement then in existence to which either Seller is a party. Without limiting the foregoing, if any "Default" under the Senior Credit Agreement has been cured or waived in accordance with the terms thereof, then any similar Event of Default hereunder (or any other Event of Default hereunder arising out of the same event or events that resulted in the Default under the Senior Credit Agreement), other than any default in payment of principal of or interest on any Notes hereunder, shall be deemed cured or waived, as the case may be, by all holders of all Notes hereunder.

          (ii) Subject at all times to Section 7, upon the occurrence and during the continuance of any Event of Default, the holder or holders of at least 66 2/3% of the outstanding principal amount of the Notes may, by five days written notice to the Sellers and the Administrative Agent under the Senior Credit Agreement, declare the unpaid principal amount of all (but not less than all) Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon; provided that with respect to any Event of Default relating to the events described in Sections 10.3(c) or 10.3(d) of the Senior Credit Agreement (or any comparable events described in any other senior credit agreement to which either Seller is a party), the unpaid principal amount of all (but not less than all) Notes shall be, and the same shall forthwith become, automatically due and payable, together with the interest accrued thereon.

          (iii) The provisions of this Section 10a are subject, however, to the condition that if, at any time after any Note shall have so become due and payable, any Seller shall pay all arrears of interest on the Notes and all payments on account of the principal of the Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent permitted by law, on overdue payments of interest, at the rate specified in the Notes) and all Events of Default (other than nonpayment of principal of and accrued interest on Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12b, then, and in every such case, any such acceleration and its consequences shall be rescinded and annulled, but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

     10b. Other Remedies. (i) If any Event of Default shall exist, subject to the provisions of Section 7, the principal outstanding under the Notes shall bear interest at the Default Rate and the holder or holders of more than 25% in principal amount of the Notes at the time outstanding may cause all (but not less than all) holders, and all such holders shall be required, to (a) proceed to protect and enforce their rights, either by suit in equity or by action at law, or both, (b) proceed to enforce the payment of all sums due upon all Notes, or
(c) enforce any other legal or equitable rights of the holders of all Notes. Notwithstanding the preceding sentence, no holder or holders of the Notes shall be permitted to proceed to protect and enforce its rights pursuant to this Section 10b if the Required Holders prohibit the taking of such action by written notice to all holders.

          (ii) The Sellers covenant that, if it shall default in the making of any payment due under any Note, it will, upon reasonable demand by the holder thereof, pay to such holder such further amounts, to the extent lawful, as shall be sufficient to pay the reasonable out-of-pocket costs and expenses of collection or of otherwise enforcing such holder's rights, including reasonable legal fees.

          (iii) No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          (iv) No course of dealing between the Sellers and you or any other holder of a Note, and no delay or failure in exercising any rights hereunder or under any Note, shall operate as a waiver of any rights you or any such holder of a Note may have.

     10c. Amendment. If the Sellers' obligations under the Senior Credit Agreement terminate prior to the date all Notes are paid in full, the Noteholder Representative shall propose, for substitution herein, commercially reasonable Events of Default herein consistent with Events of Default customary for transactions of this nature but in no event less favorable to Sellers than the events of default in any senior credit agreement then in existence to which either Seller is a party, and if the Sellers shall agree (such agreement not to be unreasonably withheld), the parties shall amend this Agreement accordingly. If Sellers and Noteholder Representative shall not agree as to such substituted provisions, the Events of Default in Section 10a(i) shall remain unchanged.

     11.   DEFINITIONS.   For the purpose of this  Agreement  the
following terms shall have the meanings specified with respect thereto below:

     "Agreement" means this Note Agreement.

     "Applicable Interest Rate" shall have the meaning specified in Section 1b.

     "Blockage  Period"  shall  have the  meaning  set  forth  in
Section 7d(ii).

     "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.

     "Closing  Date" shall have the meaning specified in  Section
3a.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Default" means any event which, with notice or the lapse of time or both, would constitute an Event of Default.

     "Default  Rate" shall have the meaning specified in  Section
1b.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as the same may be amended from time to time.

     "Event  of  Default"  shall have the meaning  set  forth  in
Section 10a.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Initial Purchaser" means the initial purchaser of the Notes accepting this Agreement on the signature page hereof.

     "Member Trust" means any and each of the Grover C. Coors Trust, the Herman F. Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust and the Louise Coors Porter Trust, so long as any such trust is a member of the Initial Purchaser.

     "Noteholder Representative" means Golden Heritage LLC, or if Golden Heritage LLC no longer holds any notes, then any Significant Holder that is designated as the Noteholder Representative by the Required Holders, and if no Significant Holder is so designated or if no holder is a Significant Holder, then any holder designated by the Sellers.

     "Note  Payment" shall have the meaning specified in  Section
7c(iii).

     "Notes" shall have the meaning specified in Section 1a.

     "Optional Redemption Premium" shall have the meaning set forth in Section 5a.

      "Permitted Transferee" means a Person to whom Notes are permitted to be Transferred pursuant to Section 9c.

     "Person" means and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Proceeding" shall have the meaning set forth in Section 7c.

     "Required Holder(s)" means the holder or holders of at least
51% of the outstanding principal amount of the Notes at the time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" and "Sellers" shall have the meaning specified in the introduction to this Agreement.

     "Senior Credit Agreement" means the credit agreement among the Sellers, Banc of America Securities LLC, as Sole Lead Arranger and Book Manager, Bank of America, N.A., as Administrative Agent, and the Agents and Lenders party thereto, dated as of August 2, 1999, as such agreement or provisions thereof have been, or are in the future, waived, amended, modified or supplemented from time to time or as the commitments thereunder have been, or are in the future, increased from time to time (to the extent such increase is permitted under Section
6b).

     "Senior Indebtedness" means (i) all indebtedness under the Senior Credit Agreement (and any refinancings thereof in whole or in part), including without limitation all obligations of Sellers under any Financial Hedges (as defined in the Senior Credit Agreement), (ii) all other indebtedness of either Seller for borrowed money that is duly created in accordance with
Section 6b and pursuant to a contemporaneous writing expressly providing for such indebtedness to be senior in right of payment to the Notes, and (iii) all debts, liabilities, obligations, covenants and duties of such Seller arising under either of the foregoing.

     "Senior Nonmonetary Default" shall have the meaning set forth in Section 7d(ii).

     "Senior Payment Default" shall have the meaning set forth in
Section 7d(i).

     "Significant  Holder"  means  each  Holder   of   at   least
$15,000,000 in aggregate principal amount of Notes that is a Permitted Transferee thereof.

     "Subsidiary" shall have the meaning set forth in the  Senior
Credit   Agreement.   Except  as  otherwise  expressly  indicated
herein, references to Subsidiaries shall refer to Subsidiaries of GPK.

     "Transfer" shall have the meaning specified in Section 9c.

     12.  MISCELLANEOUS.

     12a. Payments. Each Seller agrees that, as long as you shall hold any Notes, all payments to be made on, or in connection with the payment or prepayment of, such Notes will be made at such place and in such manner you may designate in writing, without any requirement for the presentation or surrender of such Notes. You agree that (i) if any Note shall be paid in full you will promptly surrender such Note to the Sellers for cancellation, and (ii) prior to any delivery upon the sale or other disposition of any Note held by you, you will surrender such Note to the Sellers in exchange for a new Note or Notes in the same aggregate principal amount being sold or disposed of and the aggregate unpaid principal amount of Notes to be held by you after such sale or disposition. Each Seller agrees to afford the benefits of this Section 12a to any Permitted Transferee which shall have made the same agreement as you have made in this
Section 12a.

     12b. Consent to Amendments. (i) Subject to the terms hereof and the Senior Credit Agreement, this Agreement may be amended only with the consent of the Sellers and the Required Holders, and the Sellers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Sellers shall have obtained the consent to such amendment or waiver with respect to such action or omission to act, by one or more substantially concurrent written instruments signed by the Required Holder(s); provided, however, that

          (A)  no such amendment or waiver shall

               (1)   change the rate or extend the time
          of payment of interest on any of the Notes, without the consent of the holder of each Note so affected, or

               (2)   modify  any of the  provisions  of
          this  Agreement or of the Notes with  respect
          to  the  payment  or redemption  thereof,  or
          reduce the percentage of the principal amount
          of   the  Notes  the  holders  of  which  are
          required  to  approve any such  amendment  or
          effectuate  any  such  waiver,  without   the
          consent of the holders of all the Notes then outstanding, and

          (B) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

          (ii) Any amendment or waiver pursuant to clause (i) above shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Sellers, in each case whether or not a notation thereof shall have been placed on any Note.

          (iii) For the purpose of determining whether the holders of the requisite outstanding principal amount of Notes have taken any action or given any consent or approval under this Agreement, any Notes held by any Seller shall not be deemed outstanding.

     12c. Registration, Transfer and Exchange of Notes. GPK will keep at its principal executive office a note register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any, or similar governmental charges), it will provide for the registration and transfer of Notes.

     The holder of any Note may, at such holder's option but subject to the terms hereof (including without limitation
Section 9c), surrender the same for transfer or exchange at said office, or at the place of payment named in such Note, accompanied in the case of a transfer by a written instrument of transfer duly executed by the holder thereof or by such holder's attorney-in-fact duly authorized in writing. In case any holder shall so request transfer or exchange of any Note, the Sellers at their expense (other than transfer taxes, if any, or similar governmental charges) will deliver in exchange therefor one or more new Notes (in minimum denominations of $10,000,000, except to the extent necessary to evidence the entire unpaid principal amount of the Note so surrendered), as requested by such holder, in the same aggregate principal amount as the Note so surrendered, each dated the later of the date of issue of such Note so surrendered, or the date to which interest has been paid on such Note so surrendered.

     The Sellers and any agent of the Sellers may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and prior to due presentment for registration of transfer, the Sellers shall not be affected by notice to the contrary. If any Note shall have been transferred to another holder pursuant to this Section and such holder shall have designated in writing the address to which communications with respect to such Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to any holder of a Note by any provision hereof shall be delivered to such holder.

     12d. Lost, Etc., Notes. Upon receipt by the Sellers of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (i) in case of loss, theft or destruction, of indemnity satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation of such Note, the Sellers will make and deliver in lieu of such Note a new Note of like tenor and for the same unpaid principal amount, dated the later of the date of, or the date to which interest has been paid on, the Note in lieu of which such new Note is made and delivered.

     12e.  Entire Agreement.  This Agreement embodies the  entire
agreement   and  understanding  between  you  and   Sellers   and
supersedes all prior agreements and understandings relating to the subject matter hereof.

     12f. Disclosure to Other Persons. The holder of any Notes may not deliver copies of any financial statements or other documents delivered to such holder, nor disclose any other information disclosed to such holder, by or on behalf of the Sellers or any Subsidiary of any Seller in connection with or pursuant to this Agreement, except to (i) such holder's directors, officers, employees, agents, managers, members, trustees and professional consultants (who shall be made aware of the requirements of this Section 12f and the need to comply herewith), (ii) any Person expressly identified in a prior written consent of the Sellers if such Person shall have executed and delivered to the Sellers an agreement agreeing to comply with this Section 12f, or (iii) any other Person to whom such delivery or disclosure may be necessary (a) in compliance with any law, rule, regulation or order applicable to such holder or (b) in response to any subpoena or other legal process to which such holder is subject. Each holder shall be liable for breaches of this Section 12f by any persons described in clause (i) of this
Section 12f. Should any holder be required to disclose any information by virtue of clause (iii) of this Section 12f, such holder shall promptly notify the Sellers thereof so as to allow the Sellers to seek a protective order or to take any other appropriate action to protect their rights.

     12g. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the Sellers' successors and assigns and your successors and assigns, including any Permitted Transferees.

     12h. Notices. All communications provided for hereunder shall be sent by facsimile transmission, with written confirmation of receipt, or a nationwide overnight delivery service, with receipt of delivery requested, and (i) if to you, addressed to you at the address set forth by you for such communications on the signature page hereof, or to such other address as you may have designated to the Sellers in writing, with a copy to Linda Tafoya, 3943 South Chase Way, Denver,
Colorado   80235 (Tel: (303) 885-1243; Fax:  (303)  ___________),
(ii) if to any other holder of the Notes, addressed to such holder at the address of such holder in the note register of the Sellers, (iii) if to the Noteholder Representative, addressed to the Noteholder Representative at the address set forth for you on the signature page hereof, or to such other address as the Noteholder Representative may have designated to the Sellers and the Administrative Agent under the Senior Credit Agreement in writing, with a copy to Linda Tafoya, 3943 South Chase Way, Denver, Colorado 80235 (Tel: (303) 885-1243; Fax: (303)
______________) and (iv) if to either Seller, addressed to it at Graphic Packaging International Corporation, 4455 Table Mountain Drive, Golden, CO 80403, Attention: President (Tel: (303) 215-2765; Fax: (303) 273-2935), with a copy to General Counsel (Tel:
(303)  215-2761; Fax:  (303) 215-0737), and to the  attention  of
W. Dean Salter at Holme Roberts & Owen LLP, Suite 4100, 1700 Lincoln Street, Denver, CO 80203 (Tel: (303) 861-7000; Fax: (303)
866-0200), or to such other address or addresses as either Seller may have designated in writing to you and each other holder of any of the Notes at the time outstanding. All notices hereunder to the Administrative Agent under the Senior Credit Agreement shall be sent to Bank of America, N.A., Bank of America Plaza, 67th Floor, 901 Main Street, Dallas, TX 75202, Attention: Daniel
M. Killian (Tel: (214) 209-0978; Fax:  (214) 209-0980) and to the
attention of Karen Nelson at Haynes & Boone, LLP, 3100 Main St., Dallas, TX 75202 (Tel: (214) 651-5648; Fax: (214) 200-0673), or
to such other address as advised by the Administrative Agent in writing to the holders of Notes and the Sellers. All notices hereunder to the any other holders of Senior Indebtedness shall be sent to such address as advised by such Person in writing to the holders of Notes and the Sellers. All notices and communications given hereunder shall be deemed to be duly given: at the time delivered by hand if personally delivered; three (3) days after being deposited in the mail postage pre-paid if mailed; when answered back, if telexed; when receipt confirmed, if telecopied; and the next business day after timely delivery to the courier if sent by overnight air courier guaranteeing next day delivery.

     12i. Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12j. Governing Law. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado
(without regard to conflicts of laws provisions thereof).

     12k. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     12l. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, or any other thing, is by the terms of this Agreement required to be (or is construed to be required to be) satisfactory to you, any holder of Notes or the Required Holder(s), the determination of such satisfaction shall be made by you, such holder or the Required Holder(s), as the case may be, in the reasonable judgment (exercised in good faith) of the Person or Persons making such determination.

     12m. Severability. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     12n. Conflict Between Agreements; Compliance. In the event that any of the provisions of this Agreement conflict or are inconsistent with the provisions of the Senior Credit Agreement, this Agreement shall control. Notwithstanding the foregoing sentence or any other provisions hereof, other than with respect to any default in payment of principal of or interest on any Note hereunder, if the Sellers are in compliance with Sections 8, 9 and 10 of the Senior Credit Agreement (or any non-compliance with such Sections has been cured or waived in accordance with the terms thereof), then the Sellers shall be deemed to be in compliance with Sections 8, 6 and 10 (respectively) hereof. No provision hereof (including without limitation the incorporated representations, covenants and Events of Default in Sections 8, 6 and 10) shall be construed in a way so as to violate Section 9.12(k) of the Senior Credit Agreement.

     12o. Agent for Holders. Each holder of Notes hereby designates and appoints the Noteholder Representative as its agent under this Agreement to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties on its behalf as such Noteholder Representative determines reasonably necessary. Sellers shall be entitled to rely on the representations and authority of the Noteholder Representative for purposes of this Agreement, including without limitation as to whether any condition hereunder has been satisfied or whether sufficient holders have agreed to any consent, waiver or amendment provided by Section 12b.

     12p. Joint and Several Liability. Each Seller shall be jointly and severally liable for all amounts due to the holders of Notes under this Agreement, regardless of which Seller actually receives proceeds of the Notes or the amount of such proceeds received. Notwithstanding the above, it is the intention of the parties that the amounts that each Seller is liable for hereunder and under the Notes shall be, and shall not be in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws applicable to such Seller and shall be limited to an aggregate amount equal to the largest amount that would not render such Seller's obligations hereunder or under the Notes subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of applicable law. Each Seller appoints the other Seller as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by both of the Sellers shall be valid and effective if given or taken only by one Seller, whether or not the other Seller joins therein.

     12q. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes and the payment of any Note, regardless of any investigation made at any time by you or on your behalf.

     12r. Payment of Holders Costs and Expenses. The Sellers shall promptly pay upon a request by Initial Purchaser therefor all reasonable out-of-pocket costs, fees and expense paid or incurred by Initial Purchaser incident to this Agreement or the Notes (including reasonable attorneys= fees) in connection with
(i) the negotiation, preparation, delivery, execution, coordination and administration of this Agreement and the Notes and any related amendments, waivers, or consents thereof (such costs, fees and expense pursuant to this clause (i) not to exceed $25,000), and (ii) the exercise of any rights and remedies hereunder after the occurrence of a Default or Event of Default.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.


                    Very truly yours,

                    GRAPHIC PACKAGING INTERNATIONAL CORPORATION

                    By ________________________________
                    Name: _____________________________
                    Title: ____________________________



                    GRAPHIC PACKAGING CORPORATION

                    By ________________________________
                    Name: _____________________________
                    Title: ____________________________


The foregoing Agreement is hereby
accepted and agreed as of the date
first above written:

GOLDEN HERITAGE LLC

By _______________________________
Name: ____________________________
Title: ___________________________

Address:
Telephone:
Fax Number:


                                                        EXHIBIT A

                         [FORM OF NOTE]

          THIS  NOTE HAS NOT BEEN REGISTERED UNDER  THE
          SECURITIES  ACT  OF  1933,  AS  AMENDED,   OR
          REGISTERED  OR  QUALIFIED  UNDER  ANY   STATE
          SECURITIES LAWS.  THIS NOTE MAY NOT BE  SOLD,
          TRANSFERRED,  PLEDGED OR HYPOTHECATED  UNLESS
          SUCH  SALE, TRANSFER, PLEDGE OR HYPOTHECATION
          IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE
          STATE SECURITIES LAWS.

           GRAPHIC PACKAGING INTERNATIONAL CORPORATION
                  GRAPHIC PACKAGING CORPORATION
        10% Senior Subordinated Note due August __, 2008

No. ________                                     Denver, Colorado
$__________                                    ____________, 2001


     GRAPHIC PACKAGING INTERNATIONAL CORPORATION, a Colorado corporation (the "GPK"), and GRAPHIC PACKAGING CORPORATION, a Delaware corporation ("GPC" and together with GPK, "Makers"), for value received, hereby promises to pay to the order of or registered assigns (the "Payee"), the principal sum of DOLLARS ($[_______]) (or so much thereof as shall have not been
prepaid)  on [              ], 2008 and to pay interest (computed
on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid principal hereof from the date hereof at a rate of ten percent (10%) per annum (the "Applicable Interest Rate"); provided that upon the occurrence of an Event of Default, interest on the principal outstanding under each Note shall accrue at a rate equal to the "Applicable Interest Rate" plus two percent (2%) per annum, payable in arrears on each Interest Payment Date (as defined below) (unless any such Interest Payment Date is not a Business Day, in which case the interest payment due on such Interest Payment Date will be made the next day thereafter that is a Business Day), until such principal sum shall have become due and payable (whether at maturity, upon acceleration, upon notice of redemption or otherwise). Payments of principal and interest shall be made in lawful money of the United States of America upon the presentation hereof (subject to the provisions of Section 12a of the Note Agreement with respect to payments to certain holders) at said principal office of GPK. "Interest Payment Date" means each March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2001, and the final maturity date hereof.

     This Note is one of the Subordinated Notes due August [___], 2008 of the Makers issued pursuant to the Note Agreement dated as of August 15, 2001 (as at any time amended, the "Note Agreement") entered into by the Makers with the Initial Purchaser, and the duly registered holder of this Note is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings ascribed thereto in the Note Agreement.

     It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that the holder of this Note may charge the Makers under applicable usury and other laws, but if, notwithstanding such intention, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

     Either Maker may at its election redeem this Note, in whole or in part, and the maturity hereof may be accelerated following an Event of Default, all as provided in the Note Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration.

     Upon surrender of this Note for registration of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney-in-fact duly authorized in writing, a new Note of the same series and for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Makers and any agent of either Maker may deem and treat the Person in whose name this Note is registered as the owner hereof for the purpose of making payments of the principal hereof and interest hereon and for all other purposes whatsoever whether or not this Note is overdue, and the Makers shall not be affected by any notice to the contrary.

     Payments of principal and interest in respect of this Note are subordinate, to the extent and upon the terms set forth in the Note Agreement, to all payments on or in respect of "Senior Indebtedness". The holder of this Note, by acceptance hereof, is deemed to accept the terms and conditions of said Note Agreement providing for such subordination.

     In addition to, and not in limitation of, the Note Agreement, the Makers agree to pay all reasonable out-of-pocket costs, expenses and fees and other amounts (including reasonable attorneys' fees and expenses) incurred by any holder of this Note in pursuing its rights and remedies and collecting any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether on a scheduled payment date, by acceleration or otherwise.

     As provided in the Note Agreement, this Note shall be governed by and construed in accordance with the laws of the State of Colorado.

                    GRAPHIC PACKAGING INTERNATIONAL CORPORATION


                    By ________________________________
                    Name: _____________________________
                    Title: ____________________________


                    GRAPHIC PACKAGING CORPORATION


                    By ________________________________
                    Name: _____________________________
                    Title: ____________________________